UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2021

KIEWIT ROYALTY TRUST

(Exact name of registrant as specified in its charter)

Nebraska	000-10810	47-6131402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Trust Division U.S. Bank National Association 1700 Farnam Street Omaha, Nebraska	68102
(Address of principal executive offices)	(Zip Code)

(402) 536-5100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

The Kiewit Royalty Trust (the “Trust”) was established by a trust indenture agreement (the “Trust Indenture”) originally dated May 17, 1982, as amended, between Peter Kiewit Sons’, Inc., (the “Trustor”), and Omaha National Bank, Omaha, Nebraska, as original trustee. U.S. Bank National Association is the current acting Trustee of the Trust (the “Trustee”).

The Trust owns royalty interests and overriding royalty interests in four coal mine leases. The Trust is a ministerial trust which distributes the available revenues from these coal mines to its Unitholders. The coal industry has struggled in recent years, resulting in only two of the four coal mines generating royalty payments for the benefit of the Trust.

The Trust Indenture contemplates termination of the Trust due to insufficient revenue. The Trust believes it will not receive any additional royalty payments and without such payments cannot continue operating due to the aforementioned recent events.

On October 29, 2021, the Trust filed a voluntary petition to terminate (the “Petition”) in the County Court of Douglas County, Nebraska (the “Court”). The Trust filed the Petition requesting the Court to approve certain actions and allow the Trust to liquidate all of its assets and wind up operations pursuant to the terms of the Trust Indenture. The date of the hearing was originally set for December 28, 2021, and on such date, no interested persons attended the hearing, and the Court entered an Order to continue the hearing on the Petition.

Item 8.01 Other Events.

The Court held a hearing on the Petition on December 30, 2021 (the “Hearing Date”). On the Hearing Date, the Court found good cause to hear the matter on such date. The Court further found: (i) Notice of Hearing was adequately given to all Unitholders; (ii) the value of the Trust’s property is insufficient to justify the cost of administration; (iii) the Trust’s termination will further the Trust’s purposes and is in accord with the Trustor’s probable intentions; (iv) the Trustee’s actions taken to sell the Trust assets are approved, ratified, and confirmed; (v) the Letter Agreement with Navajo Transitional Energy Company, LLC (“NTEC”), a copy of which was filed by the Trust as Exhibit 10.1 to the Current Report on Form 8-K with the SEC on August 3, 2021, is approved, ratified, and confirmed; (vi) the auction process to sell the remaining Trust properties to Spartan Energy, LLC (“Spartan”), as further described in the Current Report on Form 8-K filed by the Trust with SEC on October 5, 2021, should be accepted by the Trustee and the Trustee should pay certain auction related expenses, as described in the Petition, and the Trustee should be authorized and ordered to complete the sale; and (vii) after completion of the anticipated transactions, payment of all expenses, costs, and professional fees, and distribution of any remaining trust funds to the Unitholders, the Trustee will be discharged of its duties and released from any further liability to any interested parties related to its actions as Trustee and its actions in liquidating and terminating the Trust.

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After the Hearing Date, there is a 30 day appeal process from the date of entry of the Order dated December 30, 2021. The Trust does not intend to take any actions before the 30 day appeal period expires.

On or about February 1, 2022, the Trust intends to close the transactions contemplated with NTEC and Spartan and pay all outstanding costs and expenses. After taking such actions, the Trust believes payment of its expenses will exhaust all of the Trust’s available cash and does not believe there will be any proceeds available for distribution to the Unitholders. Thereafter, the Trustee intends to take all actions necessary to liquidate and terminate the Trust.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIEWIT ROYALTY TRUST

	By:		U.S. Bank National Association in its capacity as Trustee and not in its individual capacity or otherwise
Dated: January 6, 2022

		By:	/s/ Amy M. Chesnut
Amy M. Chesnut
Wealth Management Sr. Trust Officer

(The Trust does not have a principal financial or chief accounting officer or any other officers.)

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